Exhibit (99.1)

     Unless the context requires otherwise, references below to "we," "us" or "our" refer collectively to Regal-Beloit Corporation and its subsidiaries and references to "EBITDA" refer to our income from operations plus depreciation and amortization.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                              FINANCIAL STATEMENTS

     The following discussion and analysis should be read together with our consolidated financial statements, including the related notes, filed as Exhibit
99.3 hereto.


Overview

     We are a leading manufacturer and marketer of industrial electric motors, electric power generation components and controls, mechanical motion control products, and cutting tools, serving markets predominantly in the United States as well as throughout the world. Our business is organized in two segments. Our electrical group manufactures and markets a full line of alternating current
(AC) and direct current (DC) industrial electric motors, electric power generation components and controls, and electrical connecting devices. Our mechanical group manufactures and markets a broad array of mechanical products, including gears and gearboxes, marine transmissions, high-performance automotive transmissions and ring and pinions, manual valve actuators and cutting tools. We have grown our business in part during the past several years through a series of acquisitions, including the acquisitions of the spiral bevel gear product line of Philadelphia Gear Company in January 2001, Leeson Electric Corporation in September 2000, Thomson Technology, Inc. in June 2000 and the Lincoln Motors business of Lincoln Electric Holdings, Inc. in May 1999. See Note 4 of Notes to Consolidated Financial Statements.

     Our business is cyclical and dependent on industrial and consumer spending and is therefore impacted by the strength of the economy generally, interest rates and other factors. The economic slowdown that began in mid-2000 and became an economic recession in 2001 was the most significant factor in our reduced performance in 2001. Our net sales, while reaching a record $663,571,000 in 2001, 10.9% greater than in 2000, were down 11.4% when the impact of the two acquisitions we made in 2000 is excluded. Net income in 2001 was $19,590,000, a 42.0% reduction from the previous year.

     We improved our operating cash flow by more than $29,600,000 in 2001, primarily as a result of reductions in receivables and inventories. Combined with cash flow from net income, depreciation, and amortization, we generated nearly $82,000,000 of operating cash flow in 2001. This enabled us, after funding capital expenditures and paying shareholder dividends, to reduce our outstanding total debt by nearly $48,000,000 during 2001.


Results of Operations

2001 versus 2000

     Net sales in 2001 were $663,571,000, a 10.9% increase from 2000 net sales of $598,203,000. Excluding those net sales from the 2000 acquisitions of Leeson Electric and Thomson Technology necessary for comparability purposes, our 2001 net sales were 11.4% below 2000 net sales. This decrease was primarily due to reduced sales volumes as a result of the economic recession that impacted both of our operating groups. Electrical group net sales increased 29.1% to $456,956,000 in 2001 from $353,954,000 in 2000. Excluding the two acquisitions we made in 2000, electrical group net sales in 2001 were 8.6% below comparable 2000. Mechanical group net sales decreased 15.4% to $206,615,000 in 2001 from $244,249,000 in 2000.

     Our gross profit increased 5.4% to $165,877,000 in 2001 from $157,429,000 in 2000. Gross profit as a percentage of net sales (gross profit margin) declined to 25.0% in 2001 from 26.3% in 2000 due primarily to lower production volumes resulting from decreasing sales and planned inventory reductions and to increased price competition. Income from operations declined 21.7% to $56,060,000 in 2001, or 8.4% of net sales, from $71,608,000, or 12.0% of net sales, in 2000. The decrease in income from operations as a percentage of net sales (operating income margin) was due to a combination of the decrease in gross profit margin and an increase in operating expenses as a percentage of net sales to 16.5% in 2001 from 14.3% in 2000. The increase in operating expenses as a percentage of net sales was due primarily to the fact that Leeson Electric selling expenses, as a percentage of net sales, were greater than those we have historically incurred. In addition, a large part of our operating expenses are relatively fixed and our goodwill amortization increased by $3.4 million in 2001. Electrical group operating income margin decreased to 8.8% in 2001 from 11.5% in 2000 and mechanical group operating income margin declined to 7.7% in 2001 from 12.6% in 2000. The decrease in electrical group operating income margin was due primarily to the increase in operating expenses as a percentage of net sales described above. The decrease in mechanical group operating income margin resulted from a combination of higher operating expenses as a percentage of net sales and to a lower 2001 gross profit margin. See Note 10 of Notes to Consolidated Financial Statements.

     Interest expense increased to $22,239,000 in 2001 from $15,332,000 in 2000, primarily as a result of debt incurred to finance our acquisition of Leeson Electric at the end of September 2000. Interest expense decreased steadily by quarter in 2001, due to declining interest rates and as a result of our reducing total debt by nearly $48,000,000 during 2001. The average rate of interest we paid on outstanding debt in 2001 was 5.9% as compared to 7.4% in 2000. Because our income before income taxes decreased in 2001 from 2000, the impact of non-deductible goodwill amortization resulted in an increase in our effective tax rate in 2001 to 42.5% of income before income taxes from 40.3% in 2000.

     Net income decreased 42.0% to $19,590,000 in 2001 from $33,771,000 in 2000.
As a percentage of net sales, net income decreased to 3.0% in 2001 from 5.6% in 2000. Basic earnings per share were $.94 and diluted earnings per share were $.93 in 2001, as compared to $1.61 (both basic and diluted) in 2000, representing a 41.6% and 42.2% decrease, respectively.

2000 versus 1999

     Our net sales increased 8.6% to $598,203,000 in 2000 from $550,661,000 in
1999. Electrical group net sales increased 19.7% to $353,954,000 in 2000 from $295,694,000 in 1999. This increase reflects a full year of sales from Lincoln Motors, which we acquired in 1999. Excluding the Leeson Electric and Thomson Technology acquisitions, the increase in 2000 from 1999 was 3.8%. Mechanical group net sales decreased 4.2% to $244,249,000 in 2000 from $254,967,000 in 1999. This decrease was due primarily to broad-based weakness in the agriculture, transportation, marine, construction equipment and industrial machinery markets, particularly in the second half of 2000. We consider the diversity of markets served by our two operating groups as a key asset; however, new product introductions and increased market penetration achieved in 2000 did not offset the broad-based market slowdown.

     All net sales, cost of sales and operating expenses have been restated to reflect the required accounting change, adopted October 1, 2000, for shipping and handling billings and costs. As a result of this accounting change, 2000 net sales increased $7,919,000, cost of sales increased $17,930,000, and operating expenses decreased $10,011,000. Similarly, 1999 net sales increased $6,029,000, cost of sales increased $13,321,000 and operating expenses decreased $7,292,000. This change had no impact on net income or income from operations in any period. All prior periods have been restated to reflect this accounting change.

     Gross profit increased 9.2% to $157,429,000 in 2000 from $144,168,000 in
1999. As a percentage of net sales, gross profit margin of 26.3% in 2000 was slightly higher than 26.2% in 1999. Income from operations decreased 1.1% to $71,608,000 in 2000, or 12.0% of net sales, from $72,440,000, or 13.2% of net sales, in 1999. The decrease in operating income margin was due to an increase in operating expenses as a percentage of net sales to 14.3% in 2000 from 13.0% in 1999. The increased percentage resulted primarily from higher selling expenses during 2000 and to Leeson Electric's selling expenses as a percentage of net sales being greater than those we have historically incurred. Electrical group operating income margin decreased to 11.5% in 2000 from 12.4% in 1999, while the mechanical group operating income margin declined to 12.6% in 2000 from 14.0% in 1999. The operating income margin decrease in the electrical group resulted primarily from increased selling expenses as a percentage of net sales, which were partly offset by improvement in gross profit margin from 1999. Favorable product mix of sales and improved manufacturing productivity enabled the electrical group to more than offset the impact of higher manufacturing costs in 2000. The mechanical group decrease was primarily due to a combination of lower sales volume, higher raw material, fuel and labor costs, reduced production levels and higher selling expenses as a percentage of net sales.

     Interest expense increased 63.0% to $15,332,000 in 2000 from $9,406,000 in 1999, virtually all as a result of the Leeson Electric acquisition. The higher interest expense was due to a combination of borrowing approximately $260,000,000 to finance the Leeson Electric acquisition, an increase in the interest rate paid on virtually all our debt from 6.9% to 7.9% effective September 29, 2000 and increases during the first half of 2000 in the London Interbank Offered Rate, or LIBOR, the rate upon which the interest rate we pay is based. The average rate of interest we paid on outstanding debt in 2000 was 7.4%

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
as compared to 5.6% in 1999. Our effective tax rate in 2000 increased to 40.3% of income before taxes from 39.8% in 1999. The increase was due primarily to miscellaneous foreign tax-related items in 2000.

     Net income decreased 11.3% to $33,771,000 in 2000 from $38,067,000 in 1999.
Net income as a percentage of net sales decreased to 5.6% in 2000 from 6.9% in 1999. The reduced percentage was due in part to the impact on the fourth quarter of the Leeson Electric acquisition, which added net sales but was approximately neutral to net income as we had expected, and in part to lower earnings in 2000 from our other operations. Basic and diluted earnings per share in 2000 were $1.61, 11.5% and 10.6% below, respectively, 1999's basic earnings per share of $1.82 and diluted earnings per share of $1.80.

Liquidity and Capital Resources

     Our working capital decreased 13.3% to $161,044,000 at December 31, 2001 from $185,781,000 at December 31, 2000. The decrease resulted primarily from an aggregate reduction of more than $33,000,000 in our receivables and inventories in 2001. The reduction in our receivables was due primarily to the impact of the U.S. economic recession on our sales volume and operations and occurred primarily in the fourth quarter of 2001. The decrease in inventories was due in part to planned reductions in production levels and was made primarily in the first nine months of 2001. Despite the reduction in our working capital, our current ratio at December 31, 2001 remained substantially the same as it was at December 31, 2000.

     Cash flow from operations increased 57.0% to $81,769,000 in 2001 from $52,089,000 in 2000. The major factors contributing to the increased operating cash flow were $16,673,000 from reduced receivables and $17,014,000 from reduced inventories. Cash flow used in investing activities was $18,246,000 in 2001 and $285,020,000 in 2000. The 2000 investing activities included the acquisition of Leeson Electric. In 2001, capital expenditures were $15,426,000 compared to $16,994,000 in 2000. The capital expenditure figures in any year do not include the amounts of property, plant and equipment obtained in connection with our acquisitions. Such capital additions are included as part of acquisition costs under the heading "Business acquisitions" in the Consolidated Statements of Cash Flows. We currently expect capital expenditures for 2002 to be approximately $20,000,000, although our commitments for property, plant and equipment as of December 31, 2001 were $431,000. We believe that our present facilities, augmented by planned capital expenditures, are sufficient to provide adequate capacity for our operations in 2002. Cash flow used in financing activities in 2001 totaled $59,474,000, of which $48,598,000 on a net basis was used to repay debt, $10,022,000 was used to pay shareholder dividends and $1,042,000 was used in January 2001 to repurchase 60,700 shares of our common stock at a weighted average purchase price of $17.17 per share. We have not repurchased any shares of our common stock since January 2001.

     Our primary financing source is our $375,000,000 long-term revolving credit facility that expires on December 31, 2005. Based on our anticipated borrowing needs, we reduced in 2001 the availability under the credit facility from its initial level of $450,000,000. Our credit facility requires us to maintain specified financial ratios and to satisfy certain financial condition tests. During August 2001, we also amended our credit facility to revise certain financial and other covenants, which resulted in an increase to the interest rate we currently pay under the credit facility. We were in compliance with all of the financial ratios and financial condition tests specified by our amended credit agreement as of December 31, 2001. In January 2002, in anticipation that we would not, as of March 31, 2002, satisfy the required funded debt to EBITDA ratio specified by our credit agreement, we further amended our credit facility to provide what we believe to be sufficient relief from the funded debt covenant through May 30, 2002. If, after May 30, 2002, we fail for any reason to meet the required ratios and tests, then we will need to seek additional covenant waivers from our lenders or be in default under our credit agreement. Although we believe that we would be able to obtain additional covenant relief, if necessary, we cannot assure you that our lenders would waive any future failure to meet those ratios and tests. If an event of default under our credit facility occurs, then the lenders could elect to declare all amounts outstanding under the credit facility, together with accrued interest, to be immediately due and payable. On January 29, 2002, we announced our intent to effect a public offering of 3,000,000 shares of common stock. We would use the net proceeds from the offering to repay debt under our credit facility. If we complete the public offering as contemplated, we believe we will be able to satisfy the financial ratios and tests specified in our credit facility for the foreseeable future without the need for additional waivers from our lenders, absent unexpected changes in general business and economic conditions. The maximum amount that we could borrow under our credit facility would be reduced to $350,000,000 in the event we successfully complete the proposed public offering.

     At December 31, 2001, we had, after deducting approximately $2,800,000 of standby letters of credit, $30,200,000 of available borrowing capacity. We believe that the combination of borrowing availability under our credit facility, operating

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cash flow and our ability to access other financial markets and to obtain any additional covenant waivers under the credit facility if needed will provide sufficient cash availability to finance our existing operations for the foreseeable future. Our outstanding total debt of $345,787,000 at December 31, 2001 reflected a reduction of $47,829,000 from $393,616,000 at December 31, 2000. The debt reduction was due primarily to the application of cash generated from operations by the above-mentioned receivables and inventory reductions. See
Note 5 of Notes to Consolidated Financial Statements.

     As a result of our capital structure, we are exposed to interest rate risk. Virtually all of our debt is under a credit facility with a variable interest rate based on a margin above LIBOR. As a result, interest rate changes impact our future earnings and cash flows assuming other factors are constant. A hypothetical 10% change in our weighted average borrowing rate on the outstanding debt at December 31, 2001, would result in a change in after-tax annual earnings of approximately $900,000. We have no material foreign currency rate risk. In addition, we do not have any material derivative instruments.

Recent Accounting Pronouncements

     On June 30, 2001, the Financial Accounting Standards Board finalized Statements of Financial Accounting Standards No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets". Statement No. 141 requires all business combinations initiated after June 30, 2001 to use the purchase method of accounting. Under the requirements of Statement No. 142, intangible assets meeting specific criteria will be separately identified from goodwill acquired in future acquisitions and amortized over their individual useful lives. Also, our existing goodwill at June 30, 2001 will no longer be amortized, effective January 1, 2002. This will eliminate approximately $8,400,000 of annual goodwill amortization and have a favorable annual impact on net income of approximately $6,700,000. As of December 31, 2001, we had goodwill on our balance sheet of $312,735,000, relating to our acquisitions of Leeson Electric, Marathon Electric and, to a lesser extent, Thomson Technology. The amount of goodwill constituted approximately 42.0% of our total assets. An assessment of fair value will be used to test for impairment of goodwill on an annual basis or when circumstances indicate a possible impairment. We have not yet determined what the effect of these tests will be on our earnings and financial position, however we do not expect the impact to be material. Additionally, Statement No. 143, "Asset Retirement Obligations", and Statement No. 144, "Impairment or Disposal of Long-Lived Assets", have been issued by the FASB. Adoption of these Statements on January 1, 2002 will not have a material adverse effect on our consolidated financial statements.

                                      * * *

     Certain matters discussed above are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond our control, that could cause actual results to differ materially from those anticipated as of January 31, 2002. Factors that could cause such a variance include, but are not limited to, cyclical downturns affecting the markets for capital goods, substantial increases in interest rates that impact the cost of our outstanding debt, the success of our management in increasing sales and maintaining or improving the operating margins of our business, the availability of or material increases in the costs of select raw materials or parts, our ability to complete our previously announced proposed public offering of common stock, and actions taken by our competitors. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are made only as of January 31, 2002, and we undertake no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances.

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